[LETTERHEAD]

                      PARKER CHAPIN FLATTAU & KLIMPL, LLP
                          1211 Avenue of the Americas
                            New York, New York 10036



                                 August 8, 1997



Motorcar Parts & Accessories, Inc.
2727 Maricopa Street
Torrance, California 90503

Gentlemen:

           We have acted as counsel to Motorcar Parts & Accessories, Inc. (the "Company") in connection with the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 (Registration No. 33-74528) filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 15,500 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of underwriter's warrants (the "Underwriter's Warrants").

           In connection with the foregoing, we have examined, among other things, the Registration Statement, the Underwriter's Warrants and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

           Based upon the foregoing, we are of the opinion that the Shares, when paid for and issued in accordance with the terms of the Underwriter's Warrants, will be legally issued, fully paid and non-assessable.




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           We hereby  consent  to the use of our name under the  caption  "Legal
Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto.



                                         Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP